National Healthcare Card Plus • Enrollment and Sales Receipt

HOUSEHOLD INFORMATION

Name: ______________________ MI: ______ Last Name: ______________________

Address: ____

City: ______________________ State: ______________ Zip Code: ______________

Home #: ____________ Work #: ____________ Cell #: ____________ E-Mail: ____________________

Date of Birth: ____________ Todays Date: ____________ Language Preference: ❑ English ❑ Spanish

PROGRAM OPTIONS

Prescription Card	Prescriptions Plus Card	Primary Card	Platinum Card
❑ Annual $79.00	❑ Annual $199.00	❑ Annual $499.00	❑ Annual $699.00
❑ Monthly $7.99	❑ Monthly $19.99	❑ Monthly $49.00	❑ Monthly $69.00
❑ 30 day free trial			

Members are sent two cards. There is a one time fee of $25 for each additional card. _____x $25 **Total** $_________

PAYMENT METHOD

❑ **Visa** ❑ **MasterCard** ❑ **AmEx** ❑ **Debit Card** ❑ **Money Order** ❑ **Cash** ❑ **Check**

Name on Credit Card: ______________________________ Credit Card #: ____________________

3 Digit I.D.# (on back of card) __________ Expires: ______________

Check #: _______ Drivers Licence or State ID #: ______________________ Issuing State: ____________ Expires: ________

❑ **Electronic Check** Bank's Name ____________________ Routing #: __________ Account #: ____________________

The below signed Applicant has carefully read the foregoing document in its entirety, including this paragraph; has been given an opportunity to discuss all aspects of it with the Sales Representative who has answered all of the Application's questions to Applicant's satisfaction; understands the document, realizes that it is a legally binding Agreement for the purchase of the Card; by payment method selected above, subject to a thirty (30) day money back guarantee*; understands that this is not insurance; and does sign the Agreement wishing to be bound thereby.
*There is a non-refundable processing fee of $20 for Prescriptions Plus, $30 for Primary and $40 for Platinum Care.

I authorize National Healthcare Card to deduct the payments from my account as noted on this form

Signature: ______________________________ Date: ______________

SALES INFORMATION

Sales Rep: ______________________________ Rep #: ____________ Phone: ______________

Operator Code: ____________ Where did you hear about NHC Plus? ______________________________